Exhibit 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Xiao Ping Zhang, certify that:

1.	I have reviewed this annual report on Form 10-K/A of SORL Auto Parts, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated this July 22, 2008

/s/ Xiao Ping Zhang Xiao Ping Zhang Chief Executive Officer and Chairman